Agreement for Cooperation

Party A: Shanghai Broadband Network Inc.

Party B: Shanghai Inforservice Tower Enterprise Development Co., Ltd.

According to the consultation between parties A and B above, in order to support Party A in the operation of Party A's proposed broadband network valued-added services in Shanghai, Party B agrees to transfer the preferable right to use the broadband network and other related rights of usage which has been defined in the agreement between Party B and the Technical Center of the Shanghai Informazation Office (Shanghai Information Authorities).

Party A agrees to pay US$200,000 (equivalent RMB) for the transfer of the rights.

In this the co-operation, Party B commits to continue coordinating the reasonable use of the broadband network.

Party A: Shanghai Broadband Network Inc.

Representative Signature

Corporate Seal

Party B: Shanghai Inforservice Tower Enterprise Development Co., Ltd.

Representative Signature

Corporate Seal

Date: January 18, 2001